UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

Medtronic Public Limited Company

(Exact Name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland D02 XH02

(Address of principal executive offices)

+353 1 438-1700

(Registrant’s telephone number, including area code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value per share	MDT	New York Stock Exchange
0.00% Senior Notes due 2022	MDT/22B	New York Stock Exchange
0.375% Senior Notes due 2023	MDT/23B	New York Stock Exchange
0.000% Senior Notes due 2023	MDT/23C	New York Stock Exchange
0.25% Senior Notes due 2025	MDT/25	New York Stock Exchange
0.000% Senior Notes due 2025	MDT/25A	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
0.375% Senior Notes due 2028	MDT/28	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
1.00% Senior Notes due 2031	MDT/31A	New York Stock Exchange
0.750% Senior Notes due 2032	MDT/32	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange
1.50% Senior Notes due 2039	MDT/39B	New York Stock Exchange
1.375% Senior Notes due 2040	MDT/40A	New York Stock Exchange
1.75% Senior Notes due 2049	MDT/49	New York Stock Exchange
1.625% Senior Notes due 2050	MDT/50	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

Medtronic plc (the “Company”) is providing an update on its SPYRAL HTN-ON MED clinical study (“ON MED study”) of its Symplicity™ Renal Denervation System. The Company’s goal of presenting the ON MED study at the 2021 Transcatheter Cardiovascular Therapeutics Conference (TCT) is unchanged. A prespecified interim look at the ON MED data by an independent monitoring board is scheduled for late October. If the monitoring board determines at that time that the ON-MED primary endpoint has achieved statistical significance, then the trial investigators would be in position to present that data at the TCT conference in early November.

Given the late October timing of the ON MED prespecified interim data analysis, these results will not be known by the time TCT releases its late-breaking clinical trial agenda. As a result, the ON MED study will not be on the list of TCT late-breaking clinical trials. However, the Company has been working with the Cardiovascular Research Foundation (CRF) to ensure that the ON MED data will be featured for presentation at TCT, if the primary endpoint reaches statistical significance.

Following the prespecified interim data analysis in late October, the Company intends to communicate whether the ON MED study primary endpoint has achieved statistical significance at that point in time. If the primary endpoint achieves statistical significance, enrollment in the ON MED study will cease, and the Company will prepare for data presentation at TCT. The ON MED trial is a Bayesian-designed clinical study, and if its primary endpoint has not yet reached statistical significance at that point in time, trial enrollment will continue until the full, predefined sample size is reached.

The information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to difficulties and delays inherent in the development, testing, approval, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the Company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this Current Report on Form 8-K, including to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

Date: September 10, 2021	By	/s/ Karen L. Parkhill
Karen L. Parkhill
Executive Vice President and Chief Financial Officer